                                                                      Exhibit 21

                              List of Subsidiaries

Women of Wrestling, Inc. - Indiana Corporation
Murphy Development, Ltd., Ohio Limited Liability Company
Cornerstone Wireless Services Incorporated - Indiana Corporation
Cornerstone Wireless Construction Services, Inc. - Indiana Corporation
PDH, Inc. - Indiana Corporation
Kingston Sales Corp. - Indiana Corporation
Telecom Technology Corporation - Indiana Corporation
StarQuest Wireless, Inc. - Indiana Corporation (a wholly-owned subsidiary of Telecom Technology Corporation)
Nor-Cote International, Inc. - Indiana Corporation
Nor-Cote International, Ltd (UK) (a wholly-owned subsidiary of Nor-Cote International, Inc.)
Nor-Cote International PTE Ltd (Singapore) (a wholly-owned subsidiary of Nor-Cote International, Inc.)
Nor-Cote (Malaysia) SDN, BHD (a wholly-owned subsidiary of Nor-Cote International, Inc.)
Professional Staff Management, Inc. - Indiana Corporation
Professional Staff Management, Inc. II - Indiana Corporation
Pro Staff, Inc. - Indiana Corporation
Commercial Solutions, Inc. - Indiana Corporation
Innovative Telecommunications Consultants, Inc.- Delaware Corporation Innovative Telecommunications Consultants, Inc. - Indiana Corporation
James H. Drew Corporation - Indiana Corporation
Tennessee Guardrail, Inc. (a wholly owned subsidiary or James H. Drew
Corporation)
Magtech Services, Inc. - Indiana Corporation
Ink Source, Inc. - (a subsidiary of Nor-Cote International, Inc.)
CSM, Inc. - Tennessee Corporation
Century II ASO, Inc. - (a subsidiary of CSM, Inc.)
Century II Services, Inc. - (a subsidiary of CSM, Inc.)
Century II Staffing, Inc. - (a subsidiary of CSM, Inc.)
Century II Staffing TN, Inc.(a subsidiary of Century II Staffing, Inc.) Century II Staffing USA, Inc.(a subsidiary of Century II Staffing, Inc.)